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BEA Employee FAQs #2
Final Feb. 22, 2008

ABOUT THE BUSINESS

Q1. How can we learn more about Oracle’s commitment to BEA customers and products?

A. There are links to some public documents at the bottom of the Employee2Employee page that have pertinent information from Oracle about a variety of topics. See the Oracle Overview and FAQ document for information on this topic.

Q2. Can you provide any timelines on the acquisition process and what the next steps might be?

A. As mentioned in the press release, the anticipated time for the transaction to close is around mid 2008. Until that time, BEA and Oracle will remain independent companies. It is important to remember that nothing will change immediately. The transaction is subject to approval by BEA stockholders, regulatory agencies, and other customary closing conditions. We have to obtain antitrust clearances or approvals in both the United States and the European Union and it is impossible for us to know how long that review will take. If and when the transaction does close, Oracle will then be in a position to determine when, how and with whom to communicate plans for the business and for employees. Meanwhile, we will continue to answer the questions that we can.

Q3. There is a Shareholder meeting scheduled for March 18; is that when shareholders vote on the transaction?

A. There is a shareholder meeting on March 18, but it is not to vote on the transaction. As a result of BEA’s review of its historical stock option granting practices, we filed our Annual Report for the fiscal year that ended January 31, 2007 on a delayed basis, and subsequently we scheduled the 2007 Annual Meeting for March 18, 2008. Shareholders will vote on the transaction at a separate shareholder meeting. The date of this shareholder meeting has not yet been scheduled.

BENEFITS

Q4. What is Oracle’s policy on vacation, medical benefits, 401(k), ESPP, telecommuting, etc.?

A. We know these are very common questions, but until the final stages of the transaction, BEA will not have specific information on how Oracle’s benefits and policies will apply. Oracle will provide information about their policies in accordance with their operating guidelines for acquired companies. The availability of this information varies by country because of local practices. In the meantime, if you want to learn more about Oracle, visit www.oracle.com

CHANGE OF CONTROL PLAN

Q5: When specifically does a Change in Control take effect?

A. A Change in Control will take effect if the proposed merger transaction is completed. Assuming the transaction is approved by BEA shareholders and US and foreign regulatory agencies, BEA will experience a Change in Control upon the close of the deal.

Q6. When will I know whether or not Oracle will be continuing my employment or if I will be released at the time the acquisition closes?

A. We understand that this is a question and concern for employees at this time; however, we likely won’t have answers to these questions until the close of the merger, and in some regions, after the close. BEA is a strategic acquisition for Oracle and they have acknowledged that BEA’s talent pool will be an important component to Oracle’s middleware strategy.

See the following commentary from Oracle’s Q&A on the proposed merger:
Will the BEA leadership and employees be retained?

The proposed acquisition of BEA demonstrates Oracle’s commitment to enterprise application infrastructure software. BEA employees have significant domain expertise in this area and are expected to be an integral part of the middleware business within Oracle for the combined companies.

Cautionary Notice Regarding Forward-Looking Statements

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against BEA and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval; (4) the inability to obtain necessary regulatory approvals required to complete the merger; (5) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger or of any combination of BEA and Oracle; (7) the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and (9) the possibility that BEA may be adversely affected by other economic, business, and/or competitive factors. BEA is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

These and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and elsewhere in BEA’s Form 10-K for the year ended January 31, 2007 that was filed with the Securities and Exchange Commission on November 15, 2007. Many of the factors that will determine the outcome of the subject matter of this release are beyond BEA’s ability to control or predict.

Important Additional Information Regarding the Merger

In connection with the proposed merger, on February 7, 2008, BEA filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are advised to read the preliminary proxy statement and, when it becomes available, the definitive proxy statement as well as any other relevant documents filed with the SEC when they become available because they will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statements and other documents filed by BEA at the SEC website at http://www.sec.gov. The proxy statements and other documents filed by BEA with the SEC also may be obtained for free at BEA’s Internet website at www.bea.com/investors or by writing to BEA Systems, Inc., 2315 North First Street, San Jose, CA 95131, Attn: Investor Relations Department. In connection with the special meeting of BEA stockholders to approve the adoption of the merger agreement, BEA will mail copies of the definitive proxy statement to BEA stockholders who are entitled to attend and at vote at the special meeting.

The information in the preliminary proxy statement is not complete and may be changed. Before making any voting or investment decisions with respect to the proposed acquisition or any of the other matters with respect to which BEA’s stockholders will be asked to vote pursuant to the proxy statement, BEA’s stockholders are urged to read the definitive proxy statement and other documents filed by BEA when they become available.